Exhibit 99.1

Press Release

Filed by Invitrogen Corporation pursuant to Rule 425

under the Securities Act of 1933, and Rule 13e-4

under the Securities Exchange Act of 1934

Subject Company: Invitrogen Corporation

Commission File No. 000-25317

Investor and Financial Contacts:

Adam S. Taich

Vice President, Investor Relations

(760) 603-7208

INVITROGEN COMMENCES EXCHANGE OFFER

FOR ITS SENIOR CONVERTIBLE NOTES

Carlsbad, CA, November 9, 2004—Invitrogen Corporation (Nasdaq: IVGN) announced today that it has commenced an exchange offer under which Invitrogen is offering to exchange up to $350 million of new 2.0% senior convertible notes due 2023 for an equal principal amount of its currently outstanding 2.0% senior convertible notes due 2023 and up to $450 million of new 1.5% senior convertible notes due 2024 for an equal principal amount of its currently outstanding 1.5% senior convertible notes due 2024. In addition, Invitrogen will make a cash payment of $2.50 per $1,000 principal amount of notes accepted in the offer.

Invitrogen has commenced the exchange offer as a result of a change in generally accepted accounting principles, which will, effective December 15, 2004, change the accounting rules applicable to Invitrogen’s existing 2.0% and 1.5% senior convertible notes. The change requires Invitrogen to include the common stock potentially issuable upon the conversion of the notes in its diluted shares outstanding for purposes of calculating diluted earnings per share, potentially resulting in a negative impact on Invitrogen’s earnings per share.

Invitrogen is offering new convertible notes in the exchange offer which will limit the impact on its diluted shares outstanding. Upon conversion, Invitrogen will pay to the holder cash equal to the principal amount of the notes being converted and issue to the holder only the number of shares of Invitrogen common stock having an aggregate market value equal to the amount by which the then market price of Invitrogen’s common stock exceeds the conversion price of the notes. Under the new rules, Invitrogen will include in diluted shares outstanding only the number of shares issuable based upon the excess of the notes’ conversion value over their par value and only if the market price of Invitrogen’s common stock exceeds the conversion price for a certain period of time. In addition, the new convertible notes will require Invitrogen to pay only cash (in lieu of cash, shares, or a combination of cash and shares) when Invitrogen repurchases the notes at the option of the holders.

The exchange offer will expire at midnight, New York City time, on December 8, 2004, unless extended or earlier terminated by Invitrogen.

Invitrogen urges investors and security holders to read its exchange offer materials, including the prospectus, registration statement on Form S-4, Schedule TO and related materials, because they contain important information about the exchange offer. Investors and security holders may obtain the prospectus and related materials through the information agent for the exchange offer, MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016 (telephone number: 212-929-5000 (call collect) or 800-322-2885 (U.S. toll free)). Banc of America Securities LLC is the exclusive dealer manager in connection with the exchange offer. Questions regarding the exchange offer may be directed to Banc of America Securities LLC, Equity-Linked Liability Management at 888-583-8900, x2200 (U.S. toll-free) and 212-933-2200 (collect).

A registration statement relating to the securities to be issued in the exchange offer has been filed with the Securities and Exchange Commission but has not yet become effective. Such securities may not be issued, nor may the exchange offer be accepted, prior to the time the registration statement becomes effective. This press release is not an offer to sell nor a solicitation of an offer to buy nor shall there be any sale of the securities to be issued in the exchange offer in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Safe Harbor Statement

Invitrogen’s statements in this press release contain forward-looking statements regarding the timing of the exchange offer and the accounting treatment of the existing notes and the new notes. There can be no assurance that Invitrogen will complete the exchange offer on the anticipated terms or at all. Invitrogen’s ability to complete the exchange offer will depend, among other things, on market conditions. In addition, the inclusion or exclusion of shares issuable upon conversion of the existing notes and the new notes from fully diluted shares is based on current accounting guidance, which could change in the future. Invitrogen’s ability to complete the exchange offer and Invitrogen’s business are subject to the risks described in its filings with the Securities and Exchange Commission.

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